                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549
                               ________________


                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) :  January 29, 1998


                            ALPHA INDUSTRIES, INC.
              (Exact name of Registrant as specified in charter)



         Delaware                        1-5560               04-2302115
(State or other jurisdiction          (Commission           (IRS Employer
     of incorporation)                 File Number)       Identification No.)



20 Sylvan Road, Woburn, Massachusetts                                  01801
(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code:              (617) 935-5150



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ITEM 5 - OTHER EVENTS

A number of recent events have resulted in changes to the membership of the Board of Directors of the Registrant.

On December 4, 1997, Mr. Charles A. Zraket, a Director of the Registrant, died following an illness. Mr. Zraket joined the Board of Directors of the Registrant in 1995. Mr. Zraket had previously served as President and Chief Executive Officer of The MITRE Corporation from 1978 to 1990, and he was a Director of the MitreTek Corporation and the Boston Computer Museum.

On January 28, 1998, Mr. Martin J. Reid, a Director of the Registrant, resigned from the Board. In December 1997, Mr. Reid became President and Chief Executive Officer of Ibis Technology Corporation, a supplier to the semiconductor industry based in Danvers, Massachusetts. Mr. Reid was President and Chief Executive Officer of the Registrant from 1991 through 1996.

On January 29, 1998, Mr. Timothy R. Furey was named as a Director of the Registrant. Mr. Furey is the Chairman & CEO of Oxford Associates, the leading professional service firm specializing in sales & marketing performance measurement and improvement. Founded in 1991, Oxford was named in 1997 to Inc. Magazine's Inc. 500 list of the fastest growing private companies in America.

Previously, Mr. Furey worked with Boston Consulting Group, Strategic Planning Associates, Kaiser Associates and the Marketing Science Institute. He has served on the boards of several private, venture capital backed companies and has written several publications on strategy and sales & marketing effectiveness. Mr. Furey earned a BA in Economics, cum laude, from Harvard University and an MBA from the Harvard Business School.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          ALPHA INDUSTRIES, INC.



DATED:  February 5, 1998                  By: /s/ Thomas C. Leonard
                                             ___________________________________
                                              Thomas C. Leonard
                                              President and CEO


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